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Exhibit 10.5

Saxony

Securities, Inc.

AGREEMENT

The following are the terms and conditions of an agreement dated as of August 5, 2004 (the "Agreement"), under which Saxony Securities, Inc., a Missouri corporation ("SSI"), will provide consulting services to and serve as a sponsoring dealer for CommunitySouth Bancshares, Inc. (the "Company") in connection with its subscription offering for a minimum of 1,130,000 and a maximum of 2,500,000 shares of the Company's common stock at a price of $10.00 per share (the "Subscription Offering"). The Subscription Offering will be made means of the prospectus (the "Prospectus") incorporated in a registration statement on Form SB-2 (together with any amendments thereto, the "Registration Statement") filed with the U.S. Securities and Exchange Commission ("SEC"), which will be provided to SSI. SSI and the Company are hereinafter referred to collectively as the "Parties."

I.    SERVICES AND DUTIES

  Beginning on September 15, 2004 (the "Start Date"), SSI will provide the following services to the Company.

  (A)
  Timetables

  SSI will advise the Company on the establishment of a comprehensive plan for the development and execution of the Subscription Offering. SSI will assist the Company in establishing a computer database that will enable Company to record and maintain records of all subscriptions for shares of the Company's common stock ("Subscription Offers"), account for all subscription proceeds, balance Subscription Offers to subscription proceeds, and gauge the progress of the capital raising campaign on a daily basis.

  (B)
  Coordination of Media Campaigns

  Media Announcements

  SSI will prepare all layout and design work for the Company's "tombstone" announcements with coupons, and will advise on placement and related marketing factors, such as location in newspaper, style of announcement, and announcement identification techniques. These announcements and any press releases will be subject to approval by the Company and review by counsel prior to any publication. SSI acknowledges that any publicity generated prior to completion of the Subscription Offering (such as press releases or interviews granted by management) may be viewed by the SEC as an attempt to "condition the market" for the stock offering and therefore would be a violation of the SEC's rules. SSI agrees not to create or cause any such publicity.

  (C)
  Marketing Overview

  SSI will advise the Company (Monday through Friday, weekends if necessary) how best to coordinate all aspects of the Company's offering campaign, including advice as to proven marketing techniques which have been successful in other de novo bank stock offerings. SSI will make sure the organizers of the Bank (the "Organizers") are committed to the offering campaign, as this is an essential point to a timely completion of the stock sale.

  SSI will advise the Organizers on how to allocate each Organizer's fund-raising responsibilities, and will provide advice to the Organizers as to proven marketing techniques that will enable them to maximize their efforts. Included will be suggested form letters and notices. Investor meetings, including open houses, breakfast meetings, luncheon meetings, and cocktail receptions are the best settings for introducing the Company to potential investors.

  (D)
  IRA KEOGH, Pension and Profit Sharing Suitability

  SSI will work with the Company in processing Subscription Offers for all the various types of retirement accounts. If potential investors wish to use retirement funds to invest in the Company's stock, but do not have a retirement account established or have a custodian that will not process this type of transaction, then SSI will seek out those retirement custodians who will allow such a transaction. SSI will oversee all retirement account transactions to ensure they are properly initiated and completed in compliance with applicable law.

  (E)
  Staffing

  During the term of this Agreement, SSI will locate one Series 7 registered representative at the Company's offices in Easley, South Carolina and provide the assistance of such other employees or representatives as may be appropriate (including up to two broker's assistants) to provide the services called for by this Agreement or otherwise provided by SSI to the Company.

  (F)
  Privacy Policy

  SSI will not remove from the Company any list that has been compiled by the Company. All computer discs or hard-copy lists of prospects, subscribers and shareholders, whether produced by the Company, SSI, or any of their respective employees, agents, representatives or affiliates, are and will remain the sole property of the Company and will not be removed from the premises by SSI or any of SSI's employees, agents, representatives or affiliates. Likewise, any and all information gained by or given to SSI and its employees, agents, representatives or affiliates during the course of the Subscription Offering about the Company, its business plan, financial projections, marketing strategies, Organizers, Subscription Offering, and subscribers shall be and remain confidential, and neither SSI nor any of its employees, agents, representatives or affiliates shall disclose any such information to any other person, or utilize any such information for any purpose other than on the Company's behalf, without the prior written consent of the Company.

  (G)
  Sponsoring Dealer

  The Company intends to offer and sell the Shares in several states to be agreed upon by the Parties in accordance with such states' "blue sky" regulations. The Parties understand that no Company securities will be considered for registration by certain state securities regulators unless the application therefor is "sponsored" by a registered dealer. If the Company elects to register the Subscription Offering in states that require a sponsoring broker dealer, the Company has the option of appointing SSI as its sponsoring dealer. In such capacity, SSI will act as sponsoring dealer for the account of the Company in connection with effecting the public offer and sale of the Shares to residents of the states where SSI acts as a sponsoring dealer for the Company after the Registration Statement's effectiveness with the SEC and the Company's filing of the appropriate notice, fee and consent to service of process with the applicable states' securities divisions. SSI will effect the sale of the Shares in each state on behalf of the Company at a public offering price of $10 per share. The Company acknowledges that SSI has not been, nor will SSI be involved, in the determination of the public offering price of the Shares.

  As soon as practicable following the date on which the applicable state securities divisions where SSI is representing the Company as its sponsoring dealer clears the Subscription Offering for sale, and continuing until such time as the Subscription Offering is terminated by the Company, SSI shall serve as the selling agent and sponsoring dealer for the Company. SSI will not have any commitment to acquire any Shares for its own account or with a view to their distribution. SSI is acting as an agent, not as an underwriter, and SSI is not bound hereunder to purchase any Shares.

  The Parties acknowledge that the Shares shall be offered and sold exclusively through certain employees, officers and directors of the Company and, with respect to offers and sales to residents in states where SSI is acting as the sponsoring dealer for the Company, by SSI. The Parties also acknowledge that the Shares shall be sold by means of the subscription offer that is attached to and made part of the Prospectus.

  SSI shall perform its duties pursuant to this Agreement in compliance with all applicable federal and state securities laws, and shall solicit subscriptions for the Shares only by means of the Prospectus and only in such jurisdictions specified by the Company and in which the Company may make such offers and sales. SSI shall not, and shall not permit its employees or agents to, make any statement or provide any information regarding the Subscription Offering or the Company or the Bank that is inconsistent with the information contained in the Prospectus.

II.    FEE ARRANGEMENT

  (A)
  SSI will be paid an engagement fee of $10,000 upon the acceptance of this Agreement.

  (B)
  SSI will be paid a fee of 1.5% of the minimum Subscription Offering amount of $11,400,000, or $171,000, payable in three monthly installments of $57,000 beginning on the Start Date. This fee will not be increased if the Company sells more than the minimum number of shares in the Subscription Offering.

  (C)
  For the first four week period following the Start Date (as defined above), the Company will pay to SSI an additional fee of $30,000 payable at the beginning of such period. Upon the expiration of the initial four week period, the Company has the option of extending the term for one or more four week periods or one week periods. At the beginning of each new period, and depending on the option selected by Company, the Company will pay to SSI a fee of either $30,000 for each four week period or $7,500 for each one week period.

  (D)
  Without regard to the amount of stock for which Subscription Offers are received, the Company agrees to reimburse SSI for its reasonable out-of-pocket expenses reasonably incurred in connection with providing the services to the Company called for by this Agreement. These expenses will be presented to the Company at the end of each four week period during the term of this Agreement. Attachment A, a part of this Agreement, describes the expenses for which reimbursement will be made and the reimbursement policy to be followed. Total expenses for which the Company will be obligated to reimburse SSI will not exceed $5,000 per monthly period. That limit will be pro rated for a partial week period based on the number of days in that period during which this Agreement was in effect.

  (E)
  In the event the Subscription Offering is terminated prior to breaking escrow, SSI must return to the Company all fees paid pursuant to this Section II in excess of actual accountable out-of-pocket expenses.

III.    TERM OF AGREEMENT

  The term of this Agreement shall begin on the Start Date and end on October 13, 2004, but the term may be extended at the Company's discretion for one or more additional periods as described in Section II(C) above. However, (i) this Agreement may be terminated at any time, whether at the end of its term or otherwise, at the option of the Company upon ten days written notice to SSI, and (ii) notwithstanding the termination of this Agreement at the end of its term or otherwise, SSI's and the Company's agreements, representatives and warranties under Sections IV and V below, and the indemnification agreements and obligations of SSI and the Company under Sections VI and VII below, shall remain in full force and effect following any such termination except to the extent that they are expressly terminated by an agreement in writing between SSI and the Company.

IV.    SSI's COVENANTS, REPRESENTATIONS AND WARRANTIES

  SSI hereby makes the following covenants, representations and warranties with and to the Company, with the understanding that the Company will rely on the same in entering into this Agreement.

  (A)
  SSI is registered as a broker-dealer under applicable federal and state law (including South Carolina and the other states in which SSI serves as the sponsoring dealer), is a member in good standing of the National Association of Securities Dealers, Inc., and has met and will continue to meet all registration, licensing, financial and reporting requirements it is required to meet under applicable federal and state laws and regulations in order to provide the services SSI has agreed to provide, or that SSI contemplates that it will provide, to the Company under this Agreement or otherwise in connection with the Subscription Offering.

  (B)
  Each employee, agent, representative or affiliate of SSI that provides any services to the Company under this Agreement or otherwise in connection with the Subscription Offering will, at the time of providing those services, meet all registration and licensing requirements he or it is required to meet under applicable federal and state laws and regulations in order to provide those services. Lee Bradley shall be the agent of SSI primarily responsible for SSI's services under this Agreement.

  (C)
  SSI will not provide any service or engage in any activity, and it will not permit SSI or any of its or SSI's employees, agents, representatives or affiliates to provide any service or engage in any activity, whether pursuant to this Agreement or otherwise in connection with the Subscription Offering, for which it or he does not have in effect all registrations, licenses and approvals necessary to cause that service or activity to comply with applicable federal and state laws and regulations.

  (D)
  SSI agrees that any employees, agents or representatives of any of SSI or any of SSI's other affiliates which provide any services to the Company under this Agreement or otherwise in connection with the Subscription Offering will be considered, for purposes of SSI's agreements, representations, warranties and obligations under this Agreement, to also be employees, agents or representatives of SSI.

  (E)
  Notwithstanding anything contained in this Agreement to the contrary, the terms and conditions of the Subscription Offering as described in the Company's Prospectus shall control the conduct of the Subscription Offering, and neither, SSI, nor any of their respective employees, agents, representatives or affiliates shall take any action in connection with the Subscription Offering contrary to those terms and conditions.

  (F)
  In connection with or during the course of the Subscription Offering, neither SSI nor any employee, agent, representative or affiliate of SSI will make any representation or provide any information to any subscriber or potential subscriber for shares of the Company's stock other than the representations and information contained in the Prospectus or other information specifically approved by the Company's President.

  (G)
  During the course of the Subscription Offering, only the Organizers or proposed officers of the Company are authorized to receive or accept from a subscriber any Subscription Offer and/or payment. In the event that any Subscription Offer or payment comes into the possession of SSI or any of their respective employees, agents, representatives or affiliates, it or he will immediately deliver the same to an officer or director of the Company for transmittal to the Company's escrow agent.

  (H)
  This Agreement does not create an exclusive arrangement for SSI to provide services to the Organizers or the Company, and nothing in this Agreement shall preclude the Company from contracting or entering into an arrangement with any other sales agent, consultant, broker-dealer or other person for such other person or entity to provide services to the Company as agent in the Subscription Offering and to receive compensation from the Company in connection with the Subscription Offering.

  (I)
  SSI is registered with the SEC as a broker-dealer and is a member in good standing with the National Association of Securities Dealers, Inc. (the "NASD"), and SSI and all its agents and representatives have or will have all required licenses and registrations to perform its obligations under this Agreement; and such registrations, membership and licenses will remain in effect during the term of this Agreement. SSI is also registered as a dealer under the requirements of the respective states where it agrees to represent the Company as its sponsoring dealer. SSI agrees that, in performing its obligations under this Agreement, SSI will comply with all applicable statutes and the rules and regulations of the NASD and any other federal or state governmental agency which are applicable to it. SSI shall make all necessary filings with the NASD and/or the applicable state securities regulators in connection with its services provided hereunder. All terms of this Agreement, including the fee arrangement, are subject to such changes, as any as may be required by the NASD.

  (J)
  This Agreement has been duly and validly authorized, executed and delivered by SSI and is its valid and binding agreement and obligation.

V.    COMPANY'S COVENANTS, REPRESENTATIONS AND WARRANTIES

  The Company hereby makes the following covenants, representations and warranties with and to SSI, with the understanding that SSI will rely on the same in entering into this Agreement.

  (A)
  An application has been duly filed with the South Carolina Commissioner of Financial Institutions (the "Commissioner") for approval of the Bank's South Carolina charter. The Company currently is not aware of any reason why the Bank's application will not be approved.

  (B)
  An application has been duly filed with the Federal Deposit Insurance Corporation for approval of federal deposit insurance for the Bank's deposit accounts, and approval of that application is pending. The Company currently is not aware of any reason why the Bank's application will not be approved.

  (C)
  The Subscription Offering has been registered under the Securities Act of 1933 (the "1933 Act").

  (D)
  The Company will not solicit or accept a Subscription Offer from a resident of any state unless it shall have determined to its satisfaction, based on the advice of its legal counsel, that an offer of a subscription for shares of the Company's common stock is registered or qualified under the securities laws of that state.

  (E)
  During the course of the Subscription Offering, all funds received by the Company from subscribers shall be held in an escrow account as described in the Prospectus and, following receipt by the Company, each Subscription Offer received, together with funds for the purchase of shares covered thereby, shall be transmitted promptly by the Company to its escrow agent.

  (F)
  If SSI is required to make any filings with the NASD or any applicable state securities divisions where SSI is acting as the sponsoring dealer for the Company in connection with this Subscription Offering, the Company will apply its best efforts to cooperate with SSI. The Company covenants that it will not commence the Subscription Offering in any states where SSI is representing it as its sponsoring dealer until such time as SSI has received any required approvals from the applicable state securities division.

VI.    INDEMNIFICATION BY THE COMPANY

  (A)
  The Company agrees to indemnify and hold harmless SSI, and its officers, directors, agents, representatives and affiliates and any other person, if any, who controls SSI or its affiliates within the meaning of Section 15 of the Securities Act of 1933 (these parties together with SSI are hereinafter referred to as the "Saxony Indemnitees") against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel's fees) arising out of or based upon the actions of the Company or any of its employees, agents, representatives or affiliates (i) that constitute bad faith or gross negligence on the part of the Company or its employee, agent, representative or affiliate, (ii) that constitute violations of applicable federal or state laws or regulations on the part of the Company or its employee, agent, representative or affiliate, or (iii) that constitute a violation of any of the Company's agreements, representations or warranties contained in this Agreement. The Company will reimburse SSI and the Saxony Indemnitees for any legal or other expenses reasonably incurred (individually or collectively) by it or them in connection with investigating or defending any such loss, claim, damage, liability or action. However, the Company will not be responsible for (i) any losses, claims, damages, liabilities or expenses that result from bad faith or gross negligence on the part of SSI or any of its employees, agents, representatives or affiliates, or on the part of the Saxony Indemnitee, (ii) that arise out of actions or conduct by SSI or any of its employees, agents, representatives or affiliates, or by any Saxony Indemnitee, that constitute a violation of any applicable federal or state law or regulation, or (iii) that arise out of actions or conduct by SSI or any of its employees, agents, representatives or affiliates, or by any SSI Indemnitee, that constitutes a violation of any of SSI's agreements, representations or warranties contained in this Agreement.

  (B)
  If any action or claim shall be brought or asserted against a Saxony Indemnitee in respect of which indemnity may be sought from the Company, it or he shall promptly notify the Company in writing, enclosing copies of all papers served on or delivered to such party. A failure to notify or delay in notifying the Company shall not affect the right of the Saxony Indemnitee to be indemnified or reimbursed hereunder except to the extent the Company is shown to have been materially prejudiced as a result of such failure. No Saxony Indemnitee shall settle, compromise or consent to the entry of any judgment with respect to any litigation, investigation or proceeding commenced or threatened by any person or entity, including any governmental agency or body, or any claim whatsoever in respect of which indemnification or contribution can be sought under this Section VI (whether or not the Saxony Indemnitees are actual or potential parties thereto), unless SSI or the Saxony Indemnitee obtains the prior written consent of the Company.

VII.    INDEMNIFICATION BY SSI

  (A)
  SSI agrees to indemnify and hold harmless the Company, and its officers, directors, agents, organizers, representatives and affiliates and any other person, if any, who controls the Company or its affiliates within the meaning of Section 15 of the Securities Act of 1933 (these parties together with the Company are hereinafter referred to as the "Company Indemnitees") against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel's fees) arising out of or based upon the actions of SSI or any of their respective employees, agents, representatives or affiliates (i) that constitute bad faith or gross negligence on the part of SSI or any of its employees, agents, representatives or affiliates, (ii) that constitute violations of applicable federal or state laws or regulations on the part of SSI or any of its employees, agents, representatives or affiliates, or (iii) that constitutes a violation of any of SSI's agreements, representations or warranties contained in this Agreement. SSI will reimburse the Company and the Company Indemnitees for any legal or other expenses reasonably incurred (individually or collectively) by it or them in connection with investigating or defending any such loss, claim, damage, liability or action. However, SSI will not be responsible for (i) any losses, claims, damages, liabilities or expenses that result from bad faith or gross negligence on the part of the Company or any of its employees, agents, representatives or affiliates, or on the part of the Company Indemnitee, (ii) that arise out of actions or conduct by the Company or any of its employees, agents, representatives or affiliates, or by the Company, that constitute a violation of any applicable federal or state law or regulation, or (iii) that constitutes a violation of any of the Company's agreements, representations or warranties contained in this Agreement.

  (B)
  If any action or claim shall be brought or asserted against a Company Indemnitee in respect of which indemnity may be sought from SSI, it or he shall promptly notify SSI in writing, enclosing copies of all papers served on or delivered to such party. A failure to notify or delay in notifying SSI shall not affect the right of the Company Indemnitee to be indemnified or reimbursed hereunder except to the extent SSI is shown to have been materially prejudiced as a result of such failure. No Company Indemnitee shall settle, compromise or consent to the entry of any judgment with respect to any litigation, investigation or proceeding commenced or threatened by any person or entity, including any governmental agency or body, or any claim whatsoever in respect of which indemnification or contribution can be sought under this Section VII (whether or not the Company Indemnitees are actual or potential parties thereto), unless the Company obtains the prior written consent of SSI.

  (C)
  SSI agrees to indemnify and hold harmless the Company Indemnitees against any and all losses, liabilities, claims, damages and expenses to which it or they may become subject if such losses, liabilities, claims, damages or expenses arise solely out of, or are based solely on, (i) any untrue or alleged untrue statement of material fact contained in the Prospectus or any amendment or supplement thereto, or the omission of a material fact required to be stated therein, or necessary to make the statements therein not misleading, but only if such untrue statement or omission or alleged omission was made in the Prospectus (as amended or supplemented) based upon and in conformity with written information concerning SSI furnished to the Company by SSI specifically for use in the Prospectus or (ii) any untrue or alleged untrue statement of material fact contained in any other information (whether oral or in writing) provided by SSI or any of their respective employees, agents, representatives or affiliates to the Company or any other person in the course of providing services pursuant to this Agreement or otherwise in connection with the Subscription Offering.

Signature Page

        The undersigned agree to the terms and conditions as outlined in this Agreement.

SAXONY SECURITIES, INC.
By:	/s/ RICHARD E. GRIFFARD Richard E. Griffard, President
COMMUNITYSOUTH BANCSHARES, INC.
By:	/s/ C. ALLAN DUCKER, III C. Allan Ducker III, CEO

ATTACHMENT A

MEALS

Up to $35 a day per person with receipts attached to expense reports.

MILEAGE/AIRFARE

$.36 per mile on direct business related travel with personal cars. All mileage is to be logged on a daily basis on expense reports. Local travel to and from the Company's office is not reimbursable. When traveling by air, the lowest cost available will be used.

LODGING

The lowest cost alternative to the Company will be used commensurate with reasonable safety and cleanliness for our staff.

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AGREEMENT
Signature Page
ATTACHMENT A